Exhibit 20.1
                                                               ------------

Chase Manhattan Auto Grantor Trust 1996-B


From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 7 Beginning Date                      03/01/1997
Due Period 7 End Date                            03/31/1997
Determination Date                               04/10/1997
Remittance Date                                  04/15/1997


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 28.7007800485

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 3.6186393506

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                              $ 1,060,642.06
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.6958921843

IV.   Cash Collateral Account Deposit Amount                     $ 2,873,814.38

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,644,369.43
      B. From Current Period                                     $ 3,793,592.99
      C. Change in Amount Between Periods (Lines B - A)            $ 149,223.56

VI.   Pool Factor Information

      A. Certificate Principal Balance                       $ 1,229,026,258.14
      B. Initial Certificate Balance                         $ 1,524,147,107.71
      C. Pool Factor (Lines A / B)                               0.806369839186

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 54,857,374.47
      B. Available Cash Collateral Amount Percentage            4.310075995979%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 63,638,523.45
      B. For the Next Collection Period                         $ 61,451,312.91